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                                  EXHIBIT 4.4

                       PAXSON COMMUNICATIONS CORPORATION
                           1996 STOCK INCENTIVE PLAN
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                       PAXSON COMMUNICATIONS CORPORATION
                           1996 STOCK INCENTIVE PLAN


                              SECTION 1. PURPOSES


The purpose of the Paxson Communications Corporation 1996 Stock Incentive Plan (the "Plan") is two-fold. First, the Plan will further the interest of Paxson Communications Corporation, (the "Company"), any subsidiaries it may have and its shareholders by providing incentives in the form of stock option grants and/or restricted stock grants to key employees who contribute materially to the success and profitability of the Company. The grants shall recognize and reward outstanding individual performances and contributions and shall give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This program shall also assist the Company and any subsidiaries it may have in attracting and retaining key persons. Second, the Plan will provide the Company flexibility and the means to reward directors and other non-employees who render valuable contributions to the Company.

                             SECTION 2. DEFINITIONS

The following terms, when used in the Plan, shall have the meanings set forth below:

AWARD: An award or grant of any Stock Option or Restricted Stock by the Committee to a Participant under the Plan.

BENEFICIARY: Beneficiary shall mean the person or persons designated concurrently, successively or contingently by a Participant in his or her last effective writing filed with the Company prior to the Participant's death.

BOARD:  The Board of Directors of the Company.

CODE:  The Internal Revenue Code of 1986, as amended.

COMMITTEE: The Compensation Committee of the Board, or such other committee as may be duly appointed by the Board from time to time to administer the Plan, in accordance with Section 3 of the Plan.

COMMON STOCK: Class A common stock of the Company, par value $.001, or such other class of shares or securities to which the Plan may apply pursuant to
Section 8 of the Plan.

COMPANY:  Paxson Communications Corporation, a Delaware corporation.

DISABILITY: Complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or the services for which the Participant was retained when such disability commenced, as determined by the Committee based on medical evidence acceptable to it.

ELIGIBLE PERSON: A person who performs or has in the past performed services for the Company or any direct or indirect partially or wholly owned subsidiary thereof, whether as a director, officer, employee, consultant or other independent contractor, and any person who performs services relating to the Company in his or her capacity as an employee or independent contractor of a corporation or other entity that provides services for the Company.

EXCHANGE ACT: The Securities Exchange Act of 1934 as amended and in effect from time to time, or any successor statute.





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FAIR MARKET VALUE:  As applied to the Common Stock on any given day, the closing sale price of such stock on the trading day next preceding such date as reported on the registered national exchange providing the primary market in such securities, or if the Common Stock was not traded on such market, the average of the closing bid prices as reported by the National Association of Securities Dealers Automated Quotation System for the previous ten consecutive trading days, or if such stock is not so traded or reported, the value of a share of Common Stock as may be determined in good faith by the Board.

INCENTIVE STOCK OPTION: Any Stock Option, granted to an employee of the Company pursuant to the provisions of Section 6 of the Plan, that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

NON-QUALIFIED STOCK OPTION: Any Stock Option granted pursuant to the provisions of Section 6 of the Plan that does not qualify as an Incentive Stock Option.

PARTICIPANT: Any Eligible Person who is selected to participate in the Plan by the Committee.

PLAN: The Paxson Communications Corporation 1996 Stock Incentive Plan, as herein set forth, and as amended from time to time.

RESTRICTED PERIOD: The period of time during which Restricted Awards are subject to the vesting restrictions determined in accordance with Section 7(e) of the Plan.

RESTRICTED STOCK:  Shares of Common Stock awarded pursuant to the provisions of
Section 7 of the Plan.

RETIREMENT: Separation from service under conditions which would constitute normal retirement under the Company's tax- qualified retirement plans (whether or not the Participant is in fact eligible to participate under the terms of such plans) or at such earlier time as may be permitted by the Committee in its sole discretion.

RULE 16B-3: Securities Exchange Commission Regulation Section 240.16b-3, or any successor regulation.

SHARE RESERVE: The share reserve established pursuant to Section 5 of the Plan.

STOCK OPTION: An option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

                           SECTION 3. ADMINISTRATION

The Plan shall be administered by a Committee which shall be constituted so as to permit the Plan to comply with the disinterested administration requirement of Rule 16b-3, as currently in effect or as hereafter modified or amended. The members of the Committee shall be members of the Board and shall be appointed by the Board. The Committee shall have the power to interpret the Plan and, subject to its provisions, to prescribe, amend, waive and rescind rules and regulations, to determine the terms of Awards and to make all other determinations necessary or desirable for the Plan's administration. All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding on all concerned.





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                            SECTION 4. PARTICIPATION

Subject to the provisions of the Plan, the Committee may at any time, and from time to time, make Awards under the Plan in any form provided pursuant to Sections 6 and 7 of the Plan. The Committee shall select the Participants to be granted Awards, determine the amounts and type or types of Awards to be made, set forth the terms, conditions and limitations applicable to each Award and prescribe the form of the instruments embodying Awards made under the Plan. No individual shall at any time have the right to be selected as a Participant. Any Participant, having previously been granted an Award, may be granted an additional Award in the future.

Any Eligible Person that the Committee in its sole and absolute discretion designates is eligible to receive an Award under this Plan. Only Employees of the Company shall be eligible to receive grants of Incentive Stock Options.
The Committee's grant of an Award to a Participant in any year does not require the Committee to grant an Award to that Participant in any other year. Furthermore, the Committee may grant different Awards to different Participants and has full discretion to choose whether to grant Awards to any Eligible Person. The Committee may consider such factors as it deems pertinent in selecting Participants and in determining the amount of their Awards, including, without limitation, (i) the financial condition of the Company or its Subsidiaries; (ii) expected profits for the current or future years; (iii) the contributions of a prospective Participant to the profitability and success of the Company or its Subsidiaries; and (iv) the adequacy of the prospective Participant's other compensation. Participants may include persons to whom stock, stock options, stock appreciation rights, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised or vested.

                            SECTION 5. SHARE RESERVE

Subject to adjustment as permitted under this Section 5 or as permitted by
Section 8 hereof, the aggregate number of shares of Common Stock that may be distributed to Participants under the Plan may not exceed 2,000,000 shares (the "Share Reserve"). Such shares may be either authorized but unissued shares, treasury shares or shares issued and thereafter acquired by the Company. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the foregoing limitations the number of shares of Common Stock subject to issuance upon exercise or settlement of Awards determined as at the dates on which such Awards are granted. If any Award or any portion of any Award is forfeited, terminated, expired unexercised or settled in cash in lieu of stock or exchanged for other Awards, the shares of Common Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture, termination, expiration, settlement or exchange. No fractional shares of Common Stock shall be issued under the Plan.

                            SECTION 6. STOCK OPTIONS

(a) AWARDS OF STOCK OPTIONS. Stock Options may be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and in such form as the Committee may from time to time approve. Awards of Stock Options made pursuant to the Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options. Stock Options may be granted alone or in addition to other Awards under the Plan.

(b) EXERCISE PRICE. The exercise price per share of Common Stock deliverable upon the exercise of each Stock Option shall be determined by the Committee at the date such Stock Option is granted. Such exercise price may be less than the Fair Market Value of Common Stock on the date of grant but in no event shall the exercise price be less than the par value of the Common Stock; provided, that in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant thereof. If the exercise price of the Stock Option is less than the Fair Market Value, the Committee shall establish either the exercise price or the method used for determining the exercise price in respect of Stock Options to be made to individuals. The Committee may grant to Participants holding outstanding Stock





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Options, in exchange for the surrender and cancellation of such Stock Options, new Stock Options having exercise prices higher or lower than the exercise price as provided in the surrendered Stock Options and containing such other terms and conditions as the Committee may deem appropriate.

(c) EXERCISE PERIOD. Stock Options shall become exercisable in whole or in part on such date or dates as shall be determined by the Committee at the date of grant. The Committee may, in its sole discretion, accelerate the time at which any Stock Option may be exercised whether or not such right is set forth in the terms of any option agreement evidencing such Stock Option.
Except as otherwise permitted by the Committee, each Stock Option which is not yet exercisable by the Participant shall terminate and be forfeited back to the Company if and when the Participant shall terminate employment with the Company. Notwithstanding the foregoing, any exercisable Stock Options shall remain exercisable for such period after termination of employment as shall be determined by the Committee at the time the Stock Option is granted which period may extend beyond the expiration of the original exercise period of the Stock Option; provided, that, with respect to Incentive Stock Options, the exercisable period beyond termination of employment shall not exceed the maximum period permitted under the Code.

(d) STOCK OPTION TERM. Subject to the provisions of subparagraph (c) above, each Stock Option shall expire on such date or dates as the Committee may determine at the time the Stock Option shall be granted; provided, that the term of Incentive Stock Options shall not exceed the date ten (10) years after the date of grant.

(e) METHOD OF EXERCISE. Any Stock Option granted under the Plan may be exercised solely by the Participant to whom granted (or by his or her guardian or legal representative) or, in the case of such Participant's death, by the Participant's legal representative. Each Stock Option shall be exercised by written notice to the Company in the manner set forth in the option agreement evidencing such Stock Option. As soon as practicable after receipt by the Company of the notice of exercise and of payment of the option price for all shares of Common Stock with respect to which a Stock Option has been exercised, a certificate or certificates representing such shares shall be registered in the name or names of the Participant or his or her successor and shall be delivered to the Participant or his or her successor at the Participant's address as it appears in the records of the Company or such other address as may be designated by the Participant. Payment for shares purchased upon exercise of a Stock Option shall be made (a) in full in cash or by check at the time of exercise, (b) with the consent of the Committee, in whole or in part by the surrender of shares of Common Stock, such Common Stock to be credited against the option price in an amount equal to its Fair Market Value on the date of exercise, or (c) with the consent of the Committee and subject to any applicable restrictions imposed by law, by notes or other means, and upon such terms and conditions including provision for securing the payment of the same, as the Committee, in its discretion, shall determine are consistent with the Plan's purposes and applicable law. In no event, however, shall the Committee provide for the payment of any option price unless, at the time of exercise of the Stock Option to which such option price relates, the holder of the Stock Option pays in cash or by check an amount equal to not less than the aggregate par or stated value of the shares being acquired.

(f) STOCK OPTION AGREEMENT. Each Participant shall receive a stock option agreement, which shall contain such provisions, consistent with the provisions of this Plan, as may be established at any time or from time to time by the Committee. Each option agreement may provide, in the discretion of the Committee, that the issuance of the Common Stock shall be conditioned upon the receipt from the person exercising such Stock Option of a representation, or other instruments in form and substance satisfactory to the Committee, indicating that at the time of such exercise it is his or her present intention to acquire the Common Stock being purchased for investment and not with a view to the resale or distribution of any part thereof. Neither the Participant nor his or her legal representative shall be deemed, or have any of the rights and privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any Stock Option, in whole or in part, unless and until certificates for such shares shall have been issued. The form of option agreement authorized by the Plan may contain such other provisions as the Committee shall deem advisable. The Committee may vary the terms





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and provisions of individual option agreements on a case-by-case basis and shall not be required to make all option agreements uniform.

(g) SPECIAL RULES FOR INCENTIVE STOCK OPTIONS. With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date the Incentive Stock Options were granted) of the number of shares first exercisable by a Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by the Code.

A Participant who owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (or its parent or subsidiary, if any) shall not be granted any Incentive Stock Options unless, at the time the Stock Option is granted, the exercise price is at least 110 percent of the Fair Market Value of the Common Stock subject to the Stock Option as of that date and such Stock Option is not exercisable after the expiration of five years after the date the Stock Option is granted.

(h) TERMINATION FOR CAUSE. Notwithstanding anything in this Plan or in any other agreement to the contrary, in the event that a Participant's employment or affiliation with the Company is terminated for cause, as defined herein, each Stock Option which has not yet been exercised in accordance with the terms of any Award shall terminate and the Participant shall have no further rights to exercise any Stock Options previously granted to the Participant. For purposes of this subsection, a Participant's employment or affiliation with the Company shall be deemed to be terminated for cause in the event that such termination results from: (a) a willful and continued failure by the Participant to substantially perform his or her duties with the Company (other than any such failure resulting from the Participant's death, Disability or Retirement); or (b) the willful engaging by the Participant in conduct that is materially injurious to the Company, monetarily or otherwise. No act or failure to act by the Participant shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

                          SECTION 7. RESTRICTED AWARDS

(a) AWARDS OF RESTRICTED STOCK. Awards of Restricted Stock may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve including, without limitation, restrictions on the sale, assignment, transfer or other disposition or encumbrance of such shares during the Restricted Period and the requirement that the Participant forfeit such shares back to the Company without any consideration paid by the Company therefor upon termination of employment within the Restricted Period. Restricted Stock may be granted alone or in addition to other Awards under the Plan.

(b) RESTRICTED PERIOD. Restricted Stock that is not yet vested in accordance with Section 7(e) may be transferred by a Participant to a trust for the benefit of the Participant or a member of such Participant's immediate family, but may not otherwise be sold, assigned, transferred, made subject to gift, or otherwise disposed of, mortgaged, pledged or encumbered. The Committee may, in its sole discretion, at the time an Award of Restricted Stock is made, prescribe conditions for the lapse or termination of restrictions upon the satisfaction of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Stock. The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock.

(c) RIGHTS OF HOLDERS OF RESTRICTED STOCK. Except for the restrictions described in Section 7(b), the Participant shall be the owner of the Restricted Stock and shall have all the rights of a shareholder, including the right to receive dividends paid on such Restricted Stock and the right to vote such Restricted Stock.

(d) DELIVERY OF RESTRICTED STOCK. Restricted Stock awarded to a Participant under the Plan may be held under the Participant's name in a book entry account maintained by the Company or, if not so held, stock





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certificates for Restricted Stock awarded pursuant to the Plan may be registered in the name of the Participant and issued and deposited, together with a stock power endorsed in blank, with the Company or an agent appointed by the Company and shall bear an appropriate legend restricting the transferability thereof. A Participant shall be entitled to delivery of stock certificates only when they become vested in accordance with the provisions of this Section and upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee.

(e) VESTING. All Participants, unless otherwise specified by the Committee, shall be 100% vested in their Restricted Stock after five (5) years, measured from the effective date of an Award. Notwithstanding any other provisions of the Plan, the Committee may, in its sole discretion, provide that a Participant shall be vested in 100% of all or any portion of such Participant's Awards not previously vested if his or her employment by the Company is terminated because of death, Disability or Retirement. Except as otherwise provided by the Committee, a Participant shall cease vesting in all or any portion of an Award as of the date of his or her termination of employment for whatever reason. Any Awards that are not vested as of the date of such termination shall be forfeited. The Committee may, in its discretion, also provide that a Participant whose employment is terminated by the Company shall vest in all or any portion of his or her Award in which he or she would otherwise have vested at the end of the fiscal year in which his or her termination occurs if the Participant's employment had not actually terminated. Any Awards not so vested shall be forfeited. The Committee may amend the vesting schedules, restrictions or other conditions in any Award; provided, that no such amendment shall reduce interests in the Plan that were vested prior to the date of such amendment without the consent of the Participant holding such vested interest.

(f) FORFEITURES. Except to the extent that the Participant has vested in his or her Restricted Stock and subject to the provisions of Section 7(e) above, each Participant's right to Restricted Stock shall be forfeited if and when such Participant's employment or affiliation with the Company ceases or when any prescribed condition for the lapse or termination of restrictions is not satisfied. If forfeited, all such Restricted Stock shall become the property of the Company and shall again immediately become available for award under the Plan and all of the rights of such Participant to such Restricted Stock and as a stockholder with respect to such Restricted Stock shall terminate without further obligation on the part of the Company.

(g) DESIGNATION OF BENEFICIARY. A Participant may designate a Beneficiary to receive, in the event of the Participant's death, any rights to which the Participant may be entitled under the Plan. Designation of a Beneficiary by a Participant shall be made in writing and shall be filed with the Committee. Such designation may be changed from time to time at the election of the Participant by filing of a new written designation with the Committee. The consent of the Beneficiary to any revocation or change in designation shall not be required. The Committee shall be entitled to rely on the last written designation of a Beneficiary received by the Committee and shall not be liable to any person by reason of making payments pursuant to the Plan to such Beneficiary. If a Participant shall have failed to make an effective designation of Beneficiary, the governing law of descent and distribution shall apply.

(h) SECTION 83(B) ELECTION. A Participant who files an election with the Internal Revenue Service to include the fair market value of any Restricted Stock in gross income while they are still subject to restrictions promptly shall furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Company to claim an income tax deduction with respect to such election.





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                        SECTION 8. ADJUSTMENT PROVISIONS

In the event that the Common Stock should, as a result of a stock split or stock dividend or combination of shares or other change or exchange for other securities by reclassification or otherwise, be increased or decreased or changed into, or exchanged for, a different number or kind of shares or other securities of the Company or any other corporation, or in the event of a spin-off, spin-out or other distribution of assets to shareholders or the assumption or conversion of outstanding grants pursuant to an acquisition, the number and kind of shares then subject to Awards granted under the Plan and the number of shares then remaining in the Share Reserve and the exercise price per share of outstanding Stock Options, may be appropriately adjusted by the Committee in its sole discretion to reflect such action.

               SECTION 9. AMENDMENT OR DISCONTINUANCE OF THE PLAN

The Plan may be amended, suspended or terminated by the Board in whole or in part at any time, with prospective or retroactive effect, provided that no amendment, suspension or termination of the Plan shall adversely affect, except with the consent of the holder, any rights or obligations with respect of Awards theretofore granted and provided further that no amendment shall be made which would cause the Plan to no longer comply with Rule 16b-3 or other regulatory requirement to the extent applicable to the Participants subject to
Section 16 of the Exchange Act. Notwithstanding any provisions hereof to the contrary, without shareholder approval, the Board may not (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of Shares which may be issued under the Plan (other than as provided by Section 8 of the Plan), or (c) materially modify the requirements as to eligibility for participation under the Plan.

                SECTION 10. LISTING AND QUALIFICATION OF SHARES

The Company, in its discretion, may postpone the issuance or delivery of shares of Common Stock pursuant to any Award until completion of such stock exchange listing, or other qualification of such shares under any state or Federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations, including, but not limited to a written representation that the shares are to be acquired for investment and not for resale or with a view to the distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. The Committee may cause a legend or legends to be placed on the certificates representing shares to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable Federal or state securities laws.

                           SECTION 11. HOLDING PERIOD

All equity securities granted pursuant to the Plan to any participant subject to Section 16 of the Exchange Act shall be held by such participant or by the Plan for the benefit of that participant for a period of not less than six (6) months from the date of such grant to the date of disposition of the option or underlying Common Stock (other than upon exercise or conversion) by the Participant.





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                          SECTION 12. OTHER PROVISIONS

The following miscellaneous terms and conditions are also in effect under the
Plan:

(a) NO RIGHT TO EMPLOYMENT OR SERVICE. No person shall have any claim or right to be granted an Award under the Plan, and no Participant shall have any right under the Plan to be retained in the employ or service of the Company.
No Participant or other person shall have any right with respect to the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him or her) have been met.

(b) NON-TRANSFERABILITY OF AWARDS. Except as set forth in Section 7(b) and except by will or the laws of descent and distribution, no security, right or interest of any Participant in the Plan shall be assignable or transferable and no security, right or interest of any Participant shall be liable for, or subject to, any lien, obligation or liability of such Participant.

(c) TAX WITHHOLDING. All Awards and distributions of shares or other payments pursuant to the Plan shall be subject to withholding required by applicable Federal, state and local laws, and the Committee may make such arrangements for the payment of any withholding taxes on Awards or distributions as it deems satisfactory, including, but not limited to (i) reducing the number of shares of Common Stock, based upon their Fair Market Value, otherwise deliverable, to permit deduction of the amount of any such withholding taxes, (ii) deducting the amount required to be withheld from salary or any other amount then or thereafter payable to a Participant, beneficiary or legal representative, and (iii) requiring a Participant, Beneficiary or legal representative to pay to the Company the amount required to be withheld as a condition of releasing the Common Stock and any other distributions related thereto. Any tax withholding with respect to an individual subject to Section 16 of the Exchange Act which is treated as a stock appreciation security under Rule 16b-3 may be made only in conformance with that rule.

(d) RULE 16B-3 COMPLIANCE. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. All transactions involving such persons are subject to the applicable conditions of Rule 16b-3, regardless of whether such conditions are expressly set forth in the Plan. To the extent any provision of the Plan or action by the Committee or the Company fails to comply with Rule 16b-3, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or the Company.

(e) EXPENSES. Any expenses of administering the Plan shall be borne by the Company.

(f) NEW PARTICIPANTS. Certain Awards may be granted under the Plan from time to time in substitution for stock options, restricted shares, or other equity incentives held by employees of other corporations who are or are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of stock of the employing corporation as a result of which it becomes a subsidiary of the Company. The terms and conditions of the substituted Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the substituted equity incentives.

(g) NOTICES. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to:

Anthony L. Morrison, Esq.
Vice President, Secretary and General Counsel
Paxson Communications Corporation





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601 Clearwater Park Road
West Palm Beach, Florida 33401

Notices to the Participant shall be delivered personally or mailed to the Participant at his or her address appearing in the payroll records of the Company. The address of any person may be changed at any time by written notice to the other party given in accordance with this provision.

(h) OTHER COMPANY PLANS. Nothing contained herein shall prevent the Company from establishing other incentive plans in which Participants in the Plan also may participate. No Award under this Plan shall be considered as compensation in calculating any insurance, pension or other benefit for which the recipient is eligible unless any such insurance, pension or other benefit is granted under a plan which expressly provides that compensation under this Plan (and specifying the type of such compensation) shall be considered as compensation under such plan, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation.

(i) INDEMNIFICATION. No member of the Committee or the Board shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in his or her capacity as a member of the Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

(j) UNFUNDED PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, nor shall the Company be deemed to be a trustee of any rights granted under the Plan and rights to payment of Awards shall be no greater than the rights of the Company's general creditors.

(k) GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of law thereof.

(l) SEVERABILITY. In the event any provision of this Plan shall be held to be illegal, invalid, or unenforceable for any reason, the illegality, invalidity, or unenforceability of such provision shall not affect the remaining provisions of the Plan, but shall be fully severable and this Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

(m) HEADINGS. The section headings contained in the Plan are for reference purposes only and shall not in any way affect the meaning or interpretation of the Plan.

(n) BINDING EFFECT. This Plan shall be binding upon, and shall inure to the benefit of, the Company, its successors and assigns, and the Participant, his or her heirs, executors, administrators and legal representatives.

                    SECTION 13. APPROVAL AND EFFECTIVE DATE

This Plan shall become effective upon the earlier of its adoption by the Board or its approval by the holders of the Company's voting common stock, and Awards may be granted upon the effective date of the Plan and from time to time thereafter. Notwithstanding any provisions of the Plan to the contrary, no Incentive Stock Options may be granted at any time on or after the tenth anniversary of the date of the Plan's adoption.





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